REVOLVING NOTE

$_________________                                           New York, New York
                                                                   June 9, 1995

                  FOR VALUE RECEIVED, the undersigned, PEEBLES INC., a Virginia corporation ("Borrower"), hereby unconditionally promises to pay to the order of ______________________, a _________ _________ ("Lender"), at the office of Agent
(as defined in the Credit Agreement referred to below) located at 175 Water Street, New York, New York 10038, or at such other place as the holder of this Revolving Note may from time to time designate in writing, in lawful money of the United States of America and in immediately available funds, the principal sum of ______________________________ ($_____________), or, if less, the aggregate unpaid principal amount of all advances made to Borrower by Lender pursuant to Section 1.01(d) of the Credit Agreement (as hereinafter defined), at such times as are specified in, and in accordance with, the provisions of the Credit Agreement.

                  This Revolving Note is one of the Notes referred to in, was executed and delivered pursuant to, and evidences obligations of Borrower under, that certain Credit Agreement dated as of June 9, 1995 by and among Borrower, Agent and Lenders (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), to which reference is hereby made for a statement of the terms and conditions under which the loan evidenced hereby is made and is to be repaid and for a statement of Agent's and Lenders' rights and remedies. The Credit Agreement is incorporated herein by reference in its entirety. Capitalized terms used but not otherwise defined herein are used in this Revolving Note as defined in the Credit Agreement.

                  Borrower further promises to pay interest on the outstanding unpaid principal amount hereof from the date hereof until payment in full hereof at the rate from time to time applicable to the Revolving Loans as determined in accordance with the Credit Agreement. Interest charges shall be computed on the daily principal balance of the Revolving Loan and shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed in the period during which it accrues. In computing interest on this Revolving Note, the date of funding of the Revolving Loan shall be included and the date of actual payment in full of the Revolving Loan shall be excluded; provided however, that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on such Loan. Interest on this Revolving Note shall be payable at the rates, at the times and from the dates specified in the Credit Agreement, on the date of any prepayment hereof, at maturity, whether due by acceleration or otherwise, and as otherwise provided in the Credit Agreement. From and after the date when the principal balance hereof becomes due and payable, whether by acceleration or otherwise, interest hereon shall be payable on demand.


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                  This Revolving Note is secured pursuant to the Credit
Agreement and the Loan Documents referred to therein, and reference is made thereto for a statement of the terms and conditions of such security.

                  If a payment hereunder becomes due and payable hereunder other than on a Business Day, the due date thereof shall be extended to the next succeeding Business Day, and interest shall be payable thereon during such extension at the applicable rate specified in the Credit Agreement. Credit for any payments made by Borrower shall, for the purpose of computing interest earned by Lender, be given in accordance with the Credit Agreement. In no contingency or event whatsoever shall interest charged hereunder, however such interest may be characterized or computed, exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in excess of the highest rate applicable hereto, such excess shall be applied in accordance with the terms of the Credit Agreement.

                  Agent shall have the continuing exclusive right to apply and to reapply any and all payments hereunder against the Obligations as provided in the Credit Agreement and the Loan Documents.

                  Borrower hereby waives demand, presentment and protest and notice of demand, presentment, protest and nonpayment. Borrower also waives all rights to notice and hearing of any kind upon the occurrence and continuance of an Event of Default prior to the exercise by Lenders, or Agent on behalf of Lenders, of their right to repossess the Collateral without judicial process or to replevy, attach or levy upon the Collateral without notice or hearing.

                  THIS REVOLVING NOTE SHALL BE DEEMED TO HAVE BEEN DELIVERED AND MADE AT NEW YORK, NEW YORK AND SHALL BE INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) AND JUDICIAL DECISIONS OF THE STATE OF NEW YORK.

                  Whenever possible each provision of this Revolving Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Revolving Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Revolving Note. Whenever in this Revolving Note reference is made to Agent, Lenders or Borrower, such reference shall be deemed to include, as applicable, a reference to their respective permitted successors and assigns and, in the case of any Lender, any financial institutions to which it has sold or assigned all or any part of its commitment to make the Revolving Loan as permitted under the Credit Agreement. The provisions of this Revolving Note shall be binding upon and shall inure to the benefit of such permitted successors and assigns. Borrower's successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Borrower.

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                                 PEEBLES INC.,

                                 a Virginia corporation

                                 By:  _________________________________

                                 Name: ________________________________

                                 Title: _______________________________


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